 Exhibit 99.2 Dodd-Frank Act Stress Test Results October 18, 2016

 Forward Looking Statements The presentation includes forward looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995, which are necessarily subject to risk and uncertainty. Actual results could differ materially due to actual economic factors and various risks, including those set forth from time to time in our filings with the Securities and Exchange Commission (“SEC”). This disclosure contains forward looking statements relating to our Dodd-Frank Act stress test results, including projections of our financial condition and results, under the hypothetical Severely Adverse scenario prescribed to us by our regulators. The projections contained within are not intended to reflect our expectations about future economic conditions or our forecasted results. The Company’s future financial condition and results of operations will be influenced by the actual economic and financial conditions prevailing at such future dates as well as various other factors which are described in reports filed by the Company with the SEC. Such reports are available on the Company’s website or through the SEC’s website at www.sec.gov. You should not place undue reliance on forward-looking statements and we undertake no obligation, except as required by law, to update any such statements. DFAST Stress Test Results | p. 2

 Company Overview •PacWest Bancorp (“PACW” or the “Company”) is a bank holding company based in Beverly Hills, California with $21.1 billion of assets at June 30, 2016 •Pacific Western Bank (“PWB”) is the principal operating subsidiary and sole banking subsidiary of PACW •Through PWB, the Company •Provides commercial banking services, including real estate, construction, and commercial loans and leases, and comprehensive deposit and treasury management services to small and middle-market businesses nationwide •Operates 79 full-service branches located throughout California, one branch located in Durham, North Carolina and loan production offices located in cities across the country •Provides investment advisory and asset management services to clients through Square 1 Asset Management, Inc., a wholly-owned subsidiary of PWB and SEC-registered investment adviser DFAST Stress Test Results | p. 3

 Dodd-Frank Act •The Dodd-Frank Wall Street Reform and Consumer Protection Act and related banking regulations (collectively “DFA”) require banks with total consolidated assets of greater than $10 billion to conduct annual stress tests (“DFAST”) •Under DFAST, banking organizations are required to prepare financial statement and capital ratio projections over a nine quarter planning period using hypothetical Baseline, Adverse and Severely Adverse economic scenarios provided by the regulators (“Supervisory Scenarios”) •The 2016 stress test projection period begins with the Company’s balance sheet at December 31, 2015 and includes nine quarters of operating results ending March 31, 2018 •More information regarding the 2016 Supervisory Scenarios and the DFAST rules are available on the Federal Reserve website at http://www.federalreserve.gov •The Supervisory Scenarios do not represent forecasts of anticipated economic conditions, and stress tests do not represent forecasts of expected results •The DFAST information is used by the regulatory agencies to form supervisory assessments of how effectively banking organizations conduct capital planning, identify and measure risk, and assess capital adequacy •The DFAST rules require that PACW and PWB publicly disclose a summary of the following •A description of the risks and methodologies used in the stress test •The results of the hypothetical Severely Adverse Scenario •The most significant causes of the change in regulatory capital ratios in the Severely Adverse Scenario DFAST Stress Test Results | p. 4

 Material Risks Included in the Stress Test Below is a summary of the material risks included in the stress test •Credit Risk •The risk to earnings and capital resulting from the failure of a borrower or a counterparty to meet its contractual obligations to the Company •The impact to earnings and capital occurs through increased loan loss provision and, to a lesser extent, losses on securities •Interest Rate Risk •The risk to earnings and capital resulting from changes in interest rates •The impact to earnings and capital occurs through changes in interest income and interest expense •Liquidity Risk / Price Risk •The risk to earnings and capital resulting from the Company’s inability to meet its obligations as they become due, or to manage unexpected changes in access to or the cost of funding sources •The impact to earnings and capital occurs through losses the Company could incur in the course of liquidating loans or securities, or from higher borrowing costs on alternative funding sources DFAST Stress Test Results | p. 5

 Supervisory Severely Adverse Scenario DFAST Stress Test Results | p. 6 Category Variable Supervisory Assumptions Economy Real GDP (annualized) • 5 quarters of negative growth; low of -7.5%; rises to 3.0% by the end of the 9-quarter planning period Unemployment • Rises to a peak of 10.0% towards the end of the 9-quarter planning period Interest Rates Prime Rate • Declines to a low of 2.60% and remains at that level through the end of the 9-quarter planning period 3 Month Treasury • Declines to a low of -0.50% and remains at that level through the end of the 9-quarter planning period 10 Year Treasury • Declines to a low of 0.20% and rises to 1.20% at the end of the 9-quarter planning period Asset Prices Commercial Real Estate Price Index • Declines each quarter; the index at the end of the 9-quarter planning period equals 70% of the starting index Dow Jones Total Stock Market Index • Declines to a low of 49% of the starting index, and rises to 77% of the starting index by the end of the 9-quarter planning period •The Supervisory Severely Adverse Scenario (“SAC”) is characterized by a severe global recession, followed by heightened corporate financial stress and negative yields for short-term U.S. Treasury securities •Below is a summary of the behavior of key economic and market indices included in the Supervisory Severely Adverse Scenario

 Methodologies Used in the Stress Test DFAST Stress Test Results | p. 7 Category Methodology Loan Charge-offs • Charge-offs for the larger loan segments were derived using regression models developed using historical charge-off data for the Company and peer banks selected for each loan segment; model-derived results were adjusted in some cases based on management judgment • Charge-offs for smaller loan segments were projected based on peer bank loss history Allowance for Loan and Lease Losses (“ALLL”); Loan Loss Provision (“LLP”) • The ALLL at the end of each quarter was estimated using a model that combines outputs from the charge-off models, historical probability of default (PD) and loss given default (LGD) rates by loan segment, and adjustments to the PD and LGD rates during the course of the scenario; LLP is derived from changes in the ALLL balances Loan, Security and Deposit Balances • Loan balances for the larger loan segments were derived using regression models developed using historical loan balances for the Company and peer banks selected for each loan segment; model-derived results were adjusted in some cases based on management judgment • Loan balances for smaller loan segments were projected based on management judgment • Deposit balances were based on a regression model developed using historical data for the Company and a group of peer banks • Security balances were based on funding and liquidity needs driven by the loan balance and deposit models Pre Provision Net Revenue (“PPNR”); Losses on Securities • PPNR equals net interest income plus non interest income less non interest expense; PPNR excludes LLP and losses on securities • PPNR is estimated by combining assumptions from the loan and deposit balance models above; forward curves from the regulatory scenario; security yields based on regression models; and assumptions for loan spreads, non interest income and non interest expense levels based on Company history and management judgment • Losses on securities were estimated using a combination of regression models, historical market data and management judgment Regulatory Capital, Risk Weighted Assets (“RWA”), Adjusted Assets (“AA”) • Regulatory capital, RWA and AA were derived using outputs from the models above and applying the Basel III rules •The key methodologies used to prepare the stress test are summarized below •The stress test assumptions and results were reviewed and approved by management and the Board

 Stress Test Results – SAC Loan Loss Ratios Notes: (1) The cumulative loss rate is computed by dividing (A) the 9-quarter cumulative loan losses by segment, by (B) the average loan balance for the 9-quarter period for each segment. Ratios are cumulative, not annualized. (2) Includes lender finance loans, equipment loans, 1-4 family residential loans (non-construction), consumer loans, and all other loans. DFAST Stress Test Results | p. 8 $MM Loan Segment 9 Quarter Hypothetical Loan Losses Cumulative Loss Rate (1) Commercial & Industrial Loans $ 253 4.25% Commercial Real Estate Loans (excluding construction) 409 9.87% Construction Loans (commercial and residential) 259 38.06% Multifamily Loans 30 3.33% All Other Loans (2) 89 3.43% Total $ 1,040 7.29% •A summary of the cumulative loan loss rates by loan segment for the Supervisory Severely Adverse Scenario is provided below

 Stress Test Results – SAC Income Statement cumulative pre provision net Severely Adverse Scenario the cumulative dollar amounts by DFAST Stress Test Results | p. 9 Comments •The charts to the left summarize revenue, loan loss provision, losses on securities, pretax income and net income for the 9-quarter planning period of the Supervisory •Results are shown separately for PACW and PWB •Ratios are computed by dividing the average assets for the 9-quarter planning period; ratios are cumulative, not annualized PWB $MM Cumulative 9-Qtr Amount % Avg Assets Pre Provision Net Revenue $1,155 5.27% Loan Loss Provision 1,449 6.61% Losses on Securities 16 0.07% Pretax Income (310) -1.41% Net Income (138) -0.63% PACW $MM Cumulative 9-Qtr Amount % Avg Assets Pre Provision Net Revenue $1,091 4.98% Loan Loss Provision 1,449 6.61% Losses on Securities 19 0.08% Pretax Income (377) -1.72% Net Income (182) -0.83%

 Stress Test Results – SAC Capital Actions •Capital Actions in the Supervisory Severely Adverse Scenario •Dividends paid by PACW and PWB are reduced in order to maintain all regulatory capital ratios at a level that is greater than or equal to the regulatory minimum plus the fully-phased-in capital conservation buffer of 2.50% •No capital redemptions or repurchases are assumed in the scenario •PACW cumulative dividends in the Supervisory Severely Adverse Scenario •Cumulative dividends assuming no reduction --$549 million •Cumulative dividends assumed in the stress test --$325 million •Cumulative dividend reduction is equal to $224 million, or 41% •PWB cumulative dividends in the Supervisory Severely Adverse Scenario •Cumulative dividends assuming no reduction --$577 million •Cumulative dividends assumed in the stress test --$131 million •Cumulative dividend reduction is equal to $446 million, or 77% DFAST Stress Test Results | p. 10

Stress Test Results – SAC Capital Ratios

PACW	Actual Q4 2015	Q1 2018	Stress Low	Basel III Min + CCB	Basel III Min
Common Equity Tier 1 Ratio	12.58%	8.50%	8.50%	7.00%	4.50%
Tier 1 Risk-Based Capital Ratio	12.60%	8.50%	8.50%	8.50%	6.00%
Total Risk-Based Capital Ratio	15.65%	12.21%	12.21%	10.50%	8.00%
Tier 1 Leverage Ratio	11.67%	7.53%	7.53%	NA	4.00%
Risk Weighted Assets ($MM)	17,170	17,925	NA	NA	NA

PWB	Actual Q4 2015	Q1 2018	Stress Low	Basel III Min + CCB	Basel III Min
Common Equity Tier 1 Ratio	12.03%	9.23%	9.23%	7.00%	4.50%
Tier 1 Risk-Based Capital Ratio	12.03%	9.23%	9.23%	8.50%	6.00%
Total Risk-Based Capital Ratio	12.80%	10.50%	10.50%	10.50%	8.00%
Tier 1 Leverage Ratio	11.40%	8.18%	8.18%	NA	4.00%
Risk Weighted Assets ($MM)	17,106	17,946	NA	NA	NA

Comments

- The charts to the left summarize regulatory capital ratios for the start, end and low point of the Supervisory Severely Adverse Scenario
- Results are shown separately for PACW and PWB
- Basel III Min is the minimum capital ratio under the Basel III rules
- CCB equals the fully-phased-in capital conservation buffer of 2.50%
- Regulatory "well capitalized" thresholds are 0.50% less than the Basel III Min + CCB level, except the "well capitalized" Tier 1 Leverage threshold is 5.00% (versus the 4.00% minimum level; there is no CCB for the Tier 1 Leverage ratio)

PacWest Bancorp

DFAST Stress Test Results | p. 11

Primary Causes of Change in Regulatory Capital Ratios DFAST Stress Test Results | p. 12 Comments •The charts to the left summarize the primary causes of the change in regulatory capital ratios for the Supervisory Severely Adverse Scenario •Charts reflect the change in the Tier 1 Risk-Based Capital ratio for PACW and the change in the Total Risk-Based Capital ratio for PWB •Both charts reflect the impact of the dividend reductions noted on page 10 •The impact of PPNR and LLP are presented on a tax-effected basis •The RWA/Other category reflects the impact from increases in risk weighted assets, higher capital deduction for deferred tax assets and losses on securities